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                                                                    Exhibit 99.4


                           AGREEMENT OF JOINT FILING

Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby consent to the joint filing of a single Schedule 13D on their behalf and to the joint filing of any single amended Schedule 13D statements thereto, with respect to the ownership by each of the undersigned of shares of Common Stock of EchoStar Communications Corporation . The undersigned hereby further agree that this statement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

Dated: as of June 29, 1999

                              THE NEWS CORPORATION LIMITED


                               By: /s/ Arthur M. Siskind
                                  ----------------------
                                  Name: Arthur M. Siskind
                                  Title:   Director


                               NEWS AMERICA INCORPORATED


                               By: /s/ Lawrence A. Jacobs
                                   ----------------------
                                  Name:  Lawrence A. Jacobs
                                  Title:  Senior Vice President



                              /s/ K. Rupert Murdoch
                              -----------------------------
                              K. Rupert Murdoch


                              AMERICAN SKY BROADCASTING, LLC


                              By: /s/ Lawrence A. Jacobs
                              -----------------------------
                                  Name:  Lawrence A. Jacobs
                                  Title:   Senior Vice President